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                                                                    EXHIBIT 21.1


                   Subsidiaries of Allegiance Telecom, Inc.

Allegiance Telecom International, Inc., Delaware corporation

Allegiance Telecom Service Corporation, Delaware corporation

Allegiance Internet, Inc., Delaware corporation

Allegiance Telecom of California, Inc., Delaware corporation

Allegiance Telecom of Colorado, Inc., Delaware corporation

Allegiance Telecom of the District of Columbia, Inc., Delaware corporation

Allegiance Telecom of Florida, Inc., Delaware corporation

Allegiance Telecom of Georgia, Inc., Delaware corporation

Allegiance Telecom of Illinois, Inc., Delaware corporation

Allegiance Telecom of Maryland, Inc., Delaware corporation

Allegiance Telecom of Massachusetts, Inc., Delaware corporation

Allegiance Telecom of Michigan, Inc., Delaware corporation

Allegiance Telecom of New Jersey, Inc., Delaware corporation

Allegiance Telecom of New York, Inc., Delaware corporation

Allegiance Telecom of Pennsylvania, Inc., Delaware corporation

Allegiance Telecom of Texas, Inc., Delaware corporation

Allegiance Telecom of Virginia, Inc., Delaware corporation

Allegiance Telecom of Washington, Inc., Delaware corporation

Allegiance Finance Company, Inc., Delaware corporation